                                                                    EXHIBIT 21.2
                              LIST OF SUBSIDIARIES

The following is a list of subsidiaries of VIVUS, Inc.

1.   VIVUS International Limited a wholly owned subsidiary of VIVUS, Inc.
2.   VIVUS UK Limited, a wholly owned subsidiary of VIVUS International Limited
3.   VIVUS BV Limited, a wholly owned subsidiary of VIVUS International Limited
4.   VIVUS Ireland Limited, a wholly owned subsidiary of VIVUS International
     Limited